Exhibit 99.1

                             RESTRUCTURING AGREEMENT

     This Restructuring Agreement (the "Agreement"), is dated as of April 6, 2000, by and among Safety Components International, Inc. ("SCI"), a Delaware corporation (and collectively with its nine direct and indirect subsidiaries and affiliates(1) ("Safety Components"), Robert A. Zummo ("Mr. Zummo"), and each of the undersigned holders or investment managers or advisors for certain discretionary accounts that are holders or beneficial owners (each, a "Consenting Holder") of SCI's 10 1/8% Senior Subordinated Notes due 2007, Series B (the "Notes") issued under that certain indenture (the "Indenture") dated as of July 24, 1997, between SCI, several SCI direct and indirect subsidiaries, and IBJ Schroder Bank & Trust Company, as Trustee.(2)

     WHEREAS, Safety Components, Mr. Zummo, and an unofficial committee of certain holders of the Notes (the "Noteholders Committee") have engaged in good faith negotiations with the objective of reaching an agreement with regard to a financial restructuring of Safety Components, including the indebtedness outstanding under the Notes;

     WHEREAS, Safety Components, Mr. Zummo, and the Noteholders Committee have agreed to implement a financial restructuring (the "Financial Restructuring") of Safety Components on the terms and subject to the conditions set forth on the revised term sheet dated April 6, 2000 (the "Term Sheet") attached hereto as Exhibit A and incorporated herein by reference;(3)


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(1)  These entities are: Safety Components Fabric Technologies, Inc., Automotive
     Safety Components International, Inc., ASCI Germany (DE) Inc., ASCI
     Holdings UK (DE) Inc., ASCI Holdings Mexico (DE) Inc., ASCI Holdings Czech
     (DE) Inc. (collectively, the "Core Subsidiaries"); Valentec International Corporation LLC, Valentec Systems, Inc., and Galion, Inc.

(2) Bank of New York, has since succeeded IBJ Shroder Bank & Trust Company as indenture trustee, and hereinafter is referred to in this Agreement as the "Indenture Trustee."

(3) All capitalized terms not defined herein shall have the meanings ascribed to them in the Term Sheet.

     WHEREAS, to expedite and ensure the implementation of the Financial Restructuring, each of the Consenting Holders is prepared to commit, on the terms and subject to the conditions of this Agreement to, if and when solicited to do so, vote (or, in the case of managed accounts, instruct its custodial agents to vote) to accept the Plan (as defined below), to support its confirmation, and to perform its other obligations hereunder.

     NOW THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Safety Components and each Consenting Holder hereby agree as follows:

     1. Means For Effectuating the Restructuring. To implement the Financial Restructuring, Safety Components hereby agrees, on the terms and subject to the conditions set forth herein, to consummate the Financial Restructuring through a plan of reorganization (the "Plan"), the requisite acceptances of which will be solicited after Safety Components commences a reorganization case (collectively, the "Chapter 11 Cases") for each of SCI and the Core Subsidiaries (the "Filing Entities") by filing a voluntary petition (collectively, the "Petitions") under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330 (as amended, the "Bankruptcy Code"), and to use its best efforts to have such Plan confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), as expeditiously as possible under the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and the local bankruptcy rules of the Bankruptcy Court (the federal and local rules being, the "Bankruptcy Rules").

     2. Conduct of Business Pending the Consummation Date of Plan. Safety Components agrees that, prior to the consummation date of the Plan, unless otherwise expressly permitted by this Agreement:

          (a) it shall not directly or indirectly do or permit to occur any of the following: (i) issue, sell, pledge, dispose of or encumber any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its equity interests including without limitation partnership interests or capital stock; (ii) amend or propose to amend its respective articles of incorporation, partnership agreement or comparable organizational documents; (iii) split, combine or

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

     reclassify any outstanding shares of its capital stock or other equity interests, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of its equity interests including without limitation partnership interests or capital stock; (iv) redeem, purchase or acquire or offer to acquire any of its equity interests including without limitation partnership interests or capital stock; (v) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vi) incur any indebtedness for borrowed money or issue any debt securities outside the ordinary course of business, except in connection with any restructuring or satisfaction of existing indebtedness under the particular credit agreement, dated as of May 21, 1997 (as amended from time to time, the "Credit Agreement"), among SCI, Automotive Safety Components International GmbH & Co. KG, f/k/a Phoenix Airbag Gmbh & Co. KG, and Automotive Safety Components International Limited, as Borrowers, and KeyBank National Association ("KeyBank"), as Administrative Agent for KeyBank and Fleet Bank, including any debtor-in-possession financing obtained by the Filing Entities as part of or in connection with the Chapter 11 Cases, which financing shall only be obtained on terms and subject to conditions satisfactory to the Noteholders Committee; provided, however, that each Consenting Holder agrees that the terms and conditions of the proposed debtor-in-possession financing that is annexed to this Restructuring Agreement as Exhibit B (such credit agreement, the "Senior DIP Credit Agreement"), the proposed treatment of claims under the Term Sheet, and the proposed subordinated debtor-in-possession financing agreement that is annexed to this Restructuring Agreement as Exhibit C (such credit agreement, the "Subordinated DIP Credit Agreement") are satisfactory and acceptable to the Noteholders Committee; (vii) amend the Senior DIP Credit Agreement or the Subordinated DIP Credit Agreement without the consent of the Consenting Holders; or (viii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 2(a); and



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

          (b) it shall (i) maintain its good standing under the laws of the particular State or other jurisdiction in which it is incorporated or organized, and (ii) notify the Consenting Holders of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated or threatened) which could reasonably be anticipated to materially adversely affect the business, property, or financial condition of Safety Components.

     3. Forbearance; Restrictions on Transfers. For a period commencing as of the effective date hereof until the earlier to occur of (i) the occurrence of a Consenting Holders Termination Event (as defined below) and (ii) termination of this Agreement by Safety Components after the occurrence of a Safety Components Termination Event (each as defined below) (such period, the "Forbearance Period"), each of the Consenting Holders hereby agrees (a) to forbear (and agrees not to give instructions to the Indenture Trustee that are inconsistent with the terms and conditions of this Agreement) from the exercise of any rights or remedies it may have under the Indenture, applicable law, or otherwise with respect to any default existing as of the date hereof or arising hereafter under the Indenture; and (b) not to sell, assign, transfer, hypothecate or otherwise dispose of, directly or indirectly (i) any Notes beneficially owned by it or as to which it has investment authority or discretion (including Notes acquired after the date hereof), (ii) any claim (as that term is defined in section 101(5) of the Bankruptcy Code) arising from, based on or related to the Notes, or (iii) any option, interest in, or right to acquire any Notes or claim referred to in clauses (i) or (ii) above, unless the transferee agrees in writing to assume and be bound by the terms of this Agreement; provided that nothing therein will be deemed to limit the effectiveness of the consents and waivers set forth in Section 20 of this Agreement against any transferee of a Consenting Holder notwithstanding the occurrence of a Consenting Holders Termination Event. This Agreement shall in no way be construed to preclude the Consenting Holders from acquiring additional Notes; provided, however, that any additional Notes so acquired shall automatically be deemed to be subject to all of the terms and conditions of this Agreement for so long as this Agreement remains in effect.

     4. Voting. Each of the Consenting Holders represents that, as of the date hereof, it is the beneficial


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

owner of, and/or the investment adviser or manager (with the power to vote and dispose of all or substantially all of the Notes on behalf of their beneficial owners) of discretionary accounts for the holders or beneficial owners of, the aggregate principal amount of the Notes, as set forth on its signature page. Each of the Consenting Holders agrees that, subject to the conditions that (i) the material terms of any applicable agreements, including without limitation the Plan, implementing the Financial Restructuring embody the terms set forth in the Term Sheet, (ii) all final documents, including, without limitation, the Chapter 11 Documents (as defined below), are in form and substance reasonably satisfactory to each Consenting Holder and all agreements have been entered into by all applicable parties and have become valid, binding and enforceable, (iii) no Consenting Holders Termination Event shall have occurred and be continuing, and (iv) Safety Components has not terminated this Agreement after the occurrence of a Safety Components Termination Event, it shall, when solicited,
(a) vote to accept the Plan, (b) not object to confirmation of the Plan, and (c) refrain from supporting directly or indirectly any other proposed plan of reorganization for the Filing Entities; provided, however, that no Consenting Holder shall be barred from objecting to compliance with Bankruptcy Code section 1125 or other applicable law relating to disclosure, if it reasonably believes the Disclosure Statement or other document received by such Consenting Holder lacks adequate information (as defined in section 1125(a)(1) of the Bankruptcy
Code).

     5. Preparation of Restructuring Documents. Promptly upon the execution of this Agreement, Safety Components shall instruct its counsel promptly and diligently to prepare for the review by and approval of the parties hereto of the following documents: (a) the Petitions; (b) a disclosure statement (the "Disclosure Statement") pursuant to section 1125 of the Bankruptcy Code; (c) the Plan, which shall incorporate the terms and provisions of the Term Sheet, (d) all schedules, motions, pleadings, and other papers necessary or useful in connection with the filing of the Petitions or the motions to be presented to the court on or shortly after the date of the Petitions; (e) any additional documents that Safety Components or the Consenting Holders deem(s) reasonably necessary or appropriate to consummate the Financial Restructuring; and (f) all other restructuring agreements and documents including, without limitation, all financing documents, exit financing documents, new bank agreements, new or amended certificates of incorporation, to implement the Plan according to the Term Sheet (all provisions and documents referred to in this section 5, the


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

"Chapter 11 Documents"). All parties shall coordinate with one another in preparation of the Chapter 11 Documents.

     Each of the Chapter 11 Documents, including without limitation the Plan, must be reasonably acceptable in form and substance to the Noteholders Committee.

     6. Safety Components Undertakings. Safety Components hereby agrees to use its reasonable best efforts to, as applicable, (i) take all acts reasonably necessary to effectuate and consummate the Financial Restructuring and the Plan and (ii) implement all reasonable steps necessary and desirable to obtain an order of the Bankruptcy Court confirming the Plan, in each case, as expeditiously as possible under the Bankruptcy Code and the Bankruptcy Rules.

     7. Alternative Restructuring Transaction. Safety Components hereby agrees to provide to the Noteholders Committee prompt written notice of, and disclosure of the substance of, any discussion, negotiations or communications with third parties concerning a restructuring transaction for Safety Components (other than the Restructuring Transaction)(an "Alternative Restructuring Transaction").

     8. Third Party Approvals; Support of the Financial Restructuring. Safety Components shall use its reasonable best efforts to obtain all regulatory, governmental, administrative, and third party approvals of the Financial Restructuring or confirmation of the Plan, and to promptly consummate the Financial Restructuring. Each Consenting Holder and Safety Components will take all necessary and appropriate actions to achieve the Financial Restructuring on the terms and subject to the conditions set forth herein. If the Filing Entities are unable to obtain reasonable exit financing in connection with the Financial Restructuring on terms satisfactory to the Consenting Holders, Safety Components shall be required, subject to its fiduciary duties as reasonably determined by the Board of Directors of Safety Components in accordance with applicable law, to enter into exit financing in connection with the Financial Restructuring identified by or proposed by one or more of the Consenting Holders; provided that any such alternative debtor-in-possession or exit financing identified by or proposed by one or more of the Consenting Holders shall satisfy all the material terms and conditions of the Senior DIP Credit Agreement and the Subordinated DIP Credit Agreement. Nothing contained herein shall obligate or require the Consenting Holders to propose or provide such financing.



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

     9. Representations and Warranties. Safety Components and each of the Consenting Holders, as to itself, represent and warrant, to each other that the following statements are true, correct and complete as of the date hereof:

          (a) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except such filings and notice as may be necessary and/or required under the federal securities laws and, in connection with the commencement of the Chapter 11 Cases, the approval of the Disclosure Statement and confirmation of Plan;

          (b) Binding Obligation. This Agreement is a legally valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability; and

          (c) Representation by Counsel. Each party hereto acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

     10. Termination of Agreement. This Agreement and the Forbearance Period shall terminate without the act of any party upon the expiration of three business days after the occurrence of any Consenting Holders Termination Event (each as hereinafter defined), unless the occurrence of such Consenting Holders Termination Event is waived in writing within three (3) business days of its occurrence by Consenting Holders holding or managing more than two-thirds of the face amount of the Notes. If any Consenting Holders Termination Event occurs (and has not been waived) or Safety Components terminates this Agreement after the occurrence of a Safety Components Termination Event at a time when permission of the Bankruptcy Court shall be required for a Consenting Holder to change or withdraw (or cause to be changed or withdrawn) its votes to accept the Plan, Safety Components shall not oppose any attempt by such Consenting Holder to change


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

or withdraw (or cause to be changed or withdrawn) such votes at such time. Upon the occurrence of a Consenting Holders Termination Event or a termination of this Agreement by Safety Components after the occurrence of a Safety Components Termination Event, each of the Consenting Holders shall have all rights and remedies available to it under the Indenture, other documents relating to the Notes, as the case may be, applicable law, or otherwise, with respect to any default under the Indenture that may have occurred at any time prior to such event and which default has not been waived or otherwise cured.

     A "Consenting Holders Termination Event" shall mean any of the following:

          (a) the Petitions shall not have been filed on or before April 7, 2000 (the date of such filings, the "Petition Date");

          (b) the Plan shall not have been filed within twenty five (25) business days after the commencement of the Chapter 11 Cases; or

          (c) the Plan shall not have been confirmed by the Bankruptcy Court in accordance with its terms on or before July 31, 2000;

          (d) the Plan shall not have been consummated in accordance with its terms on or before August 31, 2000;

          (e) Safety Components shall have breached any material provision of this Agreement, including but not limited to, ceasing to use its best efforts to obtain approval of the Disclosure Statement and/or confirmation of the Plan;

          (f) the Plan provides or is modified to provide for any terms that are materially inconsistent to the terms set forth in the Term Sheet and this Agreement, it being understood that (i) any improvement in the distribution to Consenting Holders under the Plan shall not be deemed to be materially inconsistent (so long as such improvement does not impair the recovery of other Consenting Holders), and (ii) any material transaction consummated in the Chapter 11 Cases or through the Plan that is consented to, or approved by, the Consenting Holders shall not be deemed to be materially inconsistent;



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

          (g) The Bankruptcy Court grants relief that is materially inconsistent with the Term Sheet and this Agreement including without limitation a motion to vacate or modify the automatic stay contained in section 362 of the Bankruptcy Code;

          (h) the members or composition of the Board of Directors of SCI shall change in a manner so that current members of SCI's Board of Directors cease to represent at least two-thirds of the members of SCI's Board of Directors;

          (i) John Corey, the Chief Operating Officer of SCI, shall have been dismissed or replaced other than for cause;

          (j) an examiner with expanded powers or a trustee shall have been appointed in the Chapter 11 Cases;

          (k) any one or more of the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code;

          (l) Safety Components shall publicly announce its intention not to pursue the Restructuring Transaction, including, without limitation, the Plan;

          (m) The Filing Entities' exclusive right, as debtors in possession, pursuant to section 1121 of the Bankruptcy Code, to propose and solicit acceptances of a chapter 11 plan, shall terminate; and

          (n) Safety Components shall determine to pursue an Alternative Restructuring Transaction.

The foregoing Consenting Holders Termination Events are intended solely for the benefit of the Consenting Holders. Safety Components shall advise the Consenting Holders of any breach of this Agreement by or on behalf of Safety Components or of the occurrence of any Consenting Holders Termination Event. Any approval or waiver by the Consenting Holders shall be in writing. The waiver by the Consenting Holders of any condition or the occurrence of any Consenting Holders Termination Event shall not relieve any other party of any liability or obligation with respect to any covenant or agreement set forth in this Agreement.



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

     In addition, Safety Components shall have the right to terminate (a "Safety Components Termination Event") this Agreement, by the giving of written notice thereof to each of the Consenting Holders, if (i) this Agreement is materially breached by the holder(s) of a majority of the face amount of the Notes, or (ii) the fiduciary duties of Safety Components, as reasonably determined by the Board of Directors of Safety Components in accordance with applicable law, require the termination of this Agreement to implement another restructuring transaction that provides enhanced recoveries to the creditors and shareholders of Safety Components.

     Upon the occurrence of any Consenting Holders Termination Event, unless such Consenting Holders Termination Event is waived in accordance with the terms hereof, or upon the declaration by Safety Components of the occurrence of a Safety Components Termination Event, this Agreement shall terminate and no party hereto shall have any continuing liability or obligation to any other party hereunder; provided, that, no such termination shall relieve any party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

     11. Conditions to Consenting Holders' Obligation to Consummate Financial Restructuring. The obligations of the Consenting Holders to consummate the Financial Restructuring shall be subject to the satisfaction, as of the effective date of the transactions contemplated by the Financial Restructuring and the Plan, of each of the following conditions relating to the Chapter 11 Cases and this Agreement:

          (a) No Consenting Holders Termination Event shall have occurred;

          (b) This Agreement shall not otherwise have been terminated in accordance with its terms;

          (c) The Plan and the confirmation order and all other Chapter 11 Documents shall be in form and substance reasonably acceptable to the Noteholders Committee;

          (d) The Bankruptcy Court shall have entered a final order confirming the Plan under section 1129 of the Bankruptcy Code;

          (e) All claims of creditors (whether secured or unsecured) and all interests of equity security


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

     holders shall be treated in a fashion consistent with the terms of the Term Sheet and the Plan;

          (f) There shall not be in force any order, decree or ruling by any court or governmental body having jurisdiction, or any threatened or pending complaint of a governmental body or any person praying for an order, decree or ruling of a court, restraining or enjoining the consummation of or rendering illegal the transactions contemplated by this Agreement or the Plan;

          (g) Safety Components shall represent to the Consenting Holders that there has not been instituted, is not pending or threatened, any action, proceeding, claim or counterclaim by any government or governmental regulatory or administrative agency or authority or tribunal, or any other person, domestic or foreign, before any court, authority, agency or tribunal, domestic or foreign, that, in the reasonable judgment of the Consenting Holders, materially and adversely affects the business condition (financial or otherwise), income, operations or prospects of Safety Components or materially impairs the contemplated benefits of the Financial Restructuring to the Consenting Holders;

          (h) any representation or warranty of Safety Components or Mr. Zummo in this Agreement or the Term Sheet shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated; and

          (i) there shall not have occurred after the execution of this Agreement, any event or events, other than the commencement of the Chapter 11 Cases and consequences flowing from such commencement, that shall have resulted in a material adverse change in the business condition (financial or otherwise), income, operations or prospects of Safety Components, or materially impairs the contemplated benefits of the Financial Restructuring to the Consenting Holders.

     The above conditions may be waived in writing by the holder(s) of a majority in face amount of the Notes.

     12. Conditions to Obligation of Safety Components to Consummate Financial Restructuring. The obligations of Safety


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

Components to consummate the Financial Restructuring shall be subject to the satisfaction, as of the effective date of the transactions contemplated by the Financial Restructuring and the Plan, of each of the following conditions relating to the Chapter 11 Cases and this Agreement:

          (a) This Agreement shall not have been terminated in accordance with its terms;

          (b) The Bankruptcy Court shall have entered an order confirming the Plan under section 1129 of the Bankruptcy Code; and

          (c) There shall not be in force any order, decree or ruling by any court or governmental body having jurisdiction restraining or enjoining the consummation of or rendering illegal the transactions contemplated by this Agreement or the Plan.

     13. Zummo Representations, Warranties and Obligations. Mr. Zummo hereby represents and warrants to the Consenting Holders, or agrees, that as of the date of this Agreement:

          (a) Neither Mr. Zummo nor any affiliates of Mr. Zummo (other than a Safety Components' affiliate, including SCI or any direct or indirect subsidiary of SCI) (together, the "Zummo Affiliates") have any claims (as that term is defined in section 101(5) of the Bankruptcy Code) against Safety Components, other than the claims listed on Schedule 13(a);

          (b) All factual information furnished to the Consenting Holders or Safety Components by or on behalf of Mr. Zummo or the Zummo Affiliates for purposes of or in connection with this Agreement, the Term Sheet, and any transaction contemplated herein or therein is, and all other such information hereafter furnished by or on behalf of Mr. Zummo or the Zummo Affiliates to the Consenting Holders or Safety Components will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided;

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

          (c) Subject to the conditions that (i) the material terms of any applicable agreements, including without limitation the Plan, implementing the Financial Restructuring, embody the terms set forth in the Term Sheet,
     (ii) no Consenting Holders Termination Event shall have occurred and be continuing, and (iii) Safety Components has not terminated this Agreement after the occurrence of an Safety Components Termination Event, Mr. Zummo shall, when and if solicited (x) vote to accept the Plan, (y) not object to confirmation of the Plan, and (z) refrain from supporting directly or indirectly any other proposed plan of reorganization for Safety Components;

          (d) Neither Mr. Zummo nor any Zummo Affiliate shall have entered into material, undisclosed transactions with Safety Components, other than transactions made at arm's length in the ordinary course of business upon terms no less favorable than could be obtained from third parties;

          (e) To the best of his knowledge, there are no actions, suits, proceedings or investigations of any kind pending or threatened against Mr. Zummo or the Zummo Affiliates before any court, tribunal or administrative agency or board or other dispute resolution body, other than those listed on Schedule 13(e) hereof, which, if adversely determined, might, either individually or in the aggregate, impair the benefits of the Financial Restructuring to the Consenting Noteholders;

          (f) This Agreement is a legally valid and binding obligation on him, enforceable against him in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability; and

          (g) He has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

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

     14. Good Faith Negotiations of Financial Restructuring Documents. Safety Components and each Consenting Holder hereby further covenant and agree to negotiate the definitive documents relating to the Financial Restructuring, including, without limitation, the Chapter 11 Documents, in good faith. Safety Components shall keep the Noteholders Committee apprised of and use its reasonable best efforts to permit the Noteholders Committee's participation in any discussions, negotiations or meetings with the lenders under the Senior DIP Credit Agreement (including any replacement or successor lenders including, without limitation, any debtor-in-possession or exit lender(s)).

     15. Acknowledgment. This Agreement and the terms of the Financial Restructuring are the product of negotiations between Safety Components and the Consenting Holders and their respective representatives. This Agreement is not and shall not be deemed to be a solicitation of votes for the acceptance of the Plan. Each of the Consenting Holders' acceptance of the Plan will not be solicited until it has received a Disclosure Statement approved by the Bankruptcy Court.

     16. Effectiveness; Amendments; Consenting Holders. This Agreement shall not become effective and binding on the parties hereto unless and until counterpart signature pages hereto shall have been executed and delivered by Safety Components and Consenting Holders holding or managing Notes which constitute in the aggregate two-thirds of the face amount of the Notes. Once effective, this Agreement may not be modified (except as provided in sections 9 and 10), amended, or supplemented as to any Consenting Holder except in writing signed by Safety Components and such Consenting Holder.

     17. Disclosure of Individual Holdings. Unless required by lawful subpoena issued by a court of competent jurisdiction or applicable statute, rule, or regulation, Safety Components shall not disclose the amount of any Consenting Holder's holdings of Notes; and, if such announcement or disclosure is so required, Safety Components shall afford the Consenting Holders a reasonable opportunity to review and comment upon any such announcement or disclosure prior to the applicable announcement or disclosure.

     18. Impact of Appointment to Creditors' Committee. Notwithstanding anything herein to the contrary, if any Consenting Holder is appointed to and serves on an official committee of creditors in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit such


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

Consenting Holder's exercise (in its sole discretion) of its fiduciary duties to any person arising from its service on such committee, and any such exercise (in the sole discretion of such Consenting Holder) of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement (but the fact of such service on such committee shall not otherwise affect the continuing validity or enforceability of this Agreement).

     19. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any federal court of competent jurisdiction in the District of New York.

     By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, upon the commencement of the Chapter 11 Cases, each of the parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

     20. Consents Relating to Debtor-in-Possession Financing. Each of the Consenting Holders and each transferee, successor and assignee thereof hereby
(a) consents to the terms of the Senior DIP Facility Documents (as defined in the Senior DIP Credit Agreement) and the Subordinated DIP Facility Documents (as defined in the Subordinated DIP Credit Agreement) and the transactions contemplated thereunder, including, without limitation, the Closing Date Repayment (as defined in the Subordinated DIP Credit Agreement), (b) waives any right to (i) challenge the validity, enforceability and allowance of the claims of the Lenders (as defined in the Subordinated DIP Credit Agreement) (as claims against Safety Components under the Bankruptcy Code free of defense, offset or counterclaim), as described in, and in the amounts set forth in, the Subordinated

DIP Credit Agreement, and any prepetition payments made to the Lenders (as defined in the Subordinated DIP Credit Agreement), (ii) challenge the validity, enforceability, perfection and priority of the liens and security interests of the Lenders (as defined in the Subordinated DIP Credit Agreement), (iii) challenge the superpriority claim status of the claims, liens and security interests to be granted to the Lenders (as defined in the Subordinated DIP Credit Agreement) under the Subordinated DIP Facility Documents, and (iv) challenge the Closing Date Repayment, and (c) agrees to support the transactions described in the Subordinated DIP Facility Documents and the Senior DIP Facility Documents and not to take any actions inconsistent therewith. The foregoing waivers will become effective upon the closing and final approval of the Subordinated DIP Credit Agreement and the Senior DIP Facility and, subject to the occurrence of such closing and Bankruptcy Court approval, will remain effective notwithstanding the occurrence, if any, of a Consenting Holders Termination Event or a Safety Components Termination Event.

     21. Intended Third Party Beneficiaries. The Lenders (as defined in the Subordinated DIP Credit Agreement) are intended third party beneficiaries with respect to the consents and waivers set forth in Section 20 above and shall have the right to enforce the same against the Consenting Holders to the same extent as if they were signatories to this Agreement.

     22. Specific Performance. It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

     23. Reservation of Rights. This Agreement and the Plan are part of a proposed settlement of disputes among the parties hereto. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Consenting Holders to protect and preserve its rights, remedies and interests, including without limitation, its claims against Safety Components or its full participation in any bankruptcy case filed by Safety Components. If the transaction contemplated herein or in the Plan are not consummated, or if this Agreement is terminated for any reason, the parties hereto fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement shall not be admitted into evidence in any proceeding other than a proceeding to enforce its terms.

     24. No Oral Amendments. No modification or amendment of the terms of this Agreement shall be valid unless such modification or amendment is in writing and has been signed by Safety Components and the Consenting Noteholders.

     25. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

     26. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the Consenting Holders under this Agreement are, in all respects, several and not joint.

     27. Notice. Notices given under this agreement shall be provided by telecopier and overnight courier to:

     If to Safety Components:

          Safety Components International, Inc.
          40 Emery Street
          Greenville, SC 29605
          Attn: John C. Corey
          Telecopier: (864) 240-2726

                     -and-

          Milbank, Tweed, Hadley & McCloy LLP
          1 Chase Manhattan Plaza
          New York, New York 10005
          Attn: Luc A. Despins, Esq.
                Michael J. Edelman, Esq.
          Telecopier: (212) 530-5219

     If to Robert A. Zummo:

          Robert A. Zummo
          Safety Components International, Inc.
          9745 Falls Creek Main
          Durango, CO  81301
          Telecopier: (970) 247-2313

                     -and-

          Patton Boggs LLP
          2001 Ross Avenue Suite 3000
          Dallas, TX  75201
          Attn:  Clifton R. Jessup, Jr., Esq.
          Telecopier: (214) 758-1550

     If to Any Consenting Holder or the Noteholders Committee:

          Well, Gotshal & Manges LLC
          767 Fifth Avenue
          New York, NY 10153
          Attn: Michael Walsh, Esq.
                Lori Fife, Esq.
                Marc Puntus, Esq.
          Telecopier: (212) 310-8007

                     -and-

          Chanin Capital Partners LLC
          12 East 49t Street, 14th Floor
          New York, NY 10017
          Attn: Steve Strom
                Lee E. Buchwald
          Telecopier: (212) 758-2628

     28. Prior Negotiations. This Agreement and Exhibit A supersede all prior negotiations with respect to the subject matter hereof.

     29. Counterparts. This Agreement may be executed in one or more counterparts and by facsimile copy, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

     30. No Third Party Beneficiaries. Unless as expressly set forth in Section 20 above or as otherwise expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto and no other person or entity.

     31. Consideration. It is hereby acknowledged by the parties hereto that no consideration shall be due or paid to the Consenting Holders for their agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement other than the agreement by Safety Components to commence the Chapter 11 Cases, to use its best efforts to obtain approval of the Disclosure Statement, and to take all steps necessary and desirable to confirm, consummate, and implement the Plan in accordance with the terms and conditions of the transaction contemplated by the Financial Restructuring and this Agreement.

                                      * * *

     IN WITNESS WHEREOF, each of the parties below has caused a counterpart of this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

     Safety Components International, Inc., on behalf of itself and each of its affiliates and subsidiaries,


     By:
         --------------------------
     Name: John C. Corey
     Title: Chief Operating Officer
     40 Emory Street
     Greenville, SC 29605

     Telephone: (864) 240-2727
     Facsimile: (864) 240-2726





     ------------------------------
     Name: Robert A. Zummo

     9745 Falls Creek Main
     Durango, CO 81301

     Telephone: (970) 259-7530
     Facsimile: (970) 247-2313

     CONSENTING HOLDER:

     SUN AMERICA INVESTMENTS on behalf of the following holders of Notes:


     SunAmerica Inc.;

     Anchor National Life Insurance Company;

     SunAmerica Life Insurance Company;

     First SunAmerica Life Insurance Company:



     By:____________________________
     Name: Kevin Buckle
     Title: Authorized Agent
     1 Sun America Center
     Los Angeles, CA 90067

     Telephone: (310) 772-6113
     Facsimile: (310) 772-6397

     CONSENTING HOLDER:

     AIG on behalf of the following holders of Notes:

          America Home Assurance Company;

          Commerce and Industry Insurance Company; And

          National Union Fire Insurance Company of Louisiana:


     By:____________________________
     Name:
     Title:


     Telephone:
     Facsimile:

          CONSENTING HOLDER:

     WAYLAND INVESTMENT FUND, LLC,

     By: CSFC Wayland Advisors, Inc., its Manager


     By:____________________________
     Name:
     Title:
     12700 Whitewater Drive
     Minnetonka, Minnesota 55343
     Attn: Patrick J. Halloran and Susan D. Peterson

     Telephone:
     Facsimile:

     CONSENTING HOLDER:

     Putnam Fiduciary Trust Company on behalf of the following holder of Notes:


     Putnam High Yield Managed Trust


     By:____________________________
     Name:
     Title:

     C/O Corporate Actions Dept.
     Putnam Investments
     25 Braintree Hill Office Park
     Mailstop H-1-D
     Braintree, MA 02184
     Attention Rob Tulipani

     Telephone: (617) 760-6385
     Facsimile: (617) 760-5461

     CONSENTING HOLDER:

     The Putnam Advisory Company, Inc. on behalf of the following holders of
          Notes:


          Strategic Global Fund-High Yield Fixed Income (Putnam) Fund; and

          Putnam CBO II, Limited:


     By:____________________________
     Name:
     Title:

     C/O Corporate Actions Dept.
     Putnam Investments
     25 Braintree Hill Office Park
     Mailstop H-1-D
     Braintree, MA 02184
     Attention Rob Tulipani

     Telephone: (617) 760-6385
     Facsimile: (617) 760-5461

     CONSENTING HOLDER:

     Putnam Investment Management, Inc. on behalf of the following holders of
          Notes:

          Putnam High Yield Trust;

          Putnam High Yield Advantage Trust;

          Putnam Variable Trust-Putnam VT Income Fund;

          Putnam Variable Trust-Putnam VT Global Asset Allocation Fund;

          Putnam Master Income Trust;

          Putnam Premier Income Trust;

          Putnam Master Intermediate Income Trust;

          Putnam Diversified Income Trust;

          Putnam Asset Allocation Funds-Growth Portfolio;

          Putnam Asset Allocation Funds-Conservative Portfolio;

          Putnam Funds Trust-Putnam High Yield Trust II;

          Travelers Series Fund Inc.-Putnam Diversified Income Portfolio; and

          Lincoln National Global Asset Allocation Fund, Inc.:


     By:____________________________
     Name:
     Title:

     C/O Corporate Actions Dept.
     Putnam Investments
     25 Braintree Hill Office Park
     Mailstop H-1-D
     Braintree, MA 02184
     Attention Rob Tulipani

     Telephone: (617) 760-6385
     Facsimile: (617) 760-5461

                                 SCHEDULE 13(a)

     Pursuant to Paragraph 13 of the Restructuring Agreement dated April 6, 2000 (the "Agreement") the following is a list of all claims which Mr. Zummo has against Safety Components, as of the date of the Agreement:

     1. All rights and interests of Mr. Zummo pursuant to that certain Safety Components employment contract dated April 19, 1999;

     2. All rights to reimbursement of business expenses incurred on behalf of Safety Components;

     3. All rights to indemnification, contribution and reimbursement which Mr. Zummo has an officer and director of Safety Components;

     4. All rights to 401(k), pension and other retirement benefits to which Mr. Zummo is entitled as an employee, officer or director of Safety Components; and

     5.   All other rights under the Agreement, including the Revised Term
          Sheet.

     all as such rights are modified by the Term Sheet.

                                  SCHEDULE 13E

                             Class Action Litigation

     In November and December 1999 and January 2000, the following eight complaints were filed against the Company, among others, in the United States District Court for the District of New Jersey:

     Dale Waters, M.D. v. Safety Components International, Inc., et al., Case No. 99-CV-5316 (WGB)(D.N.J. Nov. 12, 1999);

     Thomas Tylka v. Safety Components International, Inc., et al., Case No. 99-CV-5502 (AJL) (D.N.J. Nov. 23, 1999);

     Arnold Mahler, et al. v. Safety Components International, Inc., et al., Case No. 99-CV-5563 (WGB)(D.N.J. Nov. 24, 1999);

     Charles W. Bozman v. Safety Components International, Inc., et al., 99-CV-5587 (WGB)(D.N.J. Nov. 30, 1999);

     Nicholas Giannantonio v. Safety Components International, Inc., et al., Case No. 99-CV-5604 (NHP) (D.N.J. Dec. 1, 1999);

     Mark R. Duncan v. Safety Components International, Inc., et al., Case No. 99-CV-5984 (JAG)(D.N.J. Dec. 17, 1999);

     Dan Communale v. Safety Components International, Inc., et al., Case No. 99-CV-5723 (NHP)(D.N.J. Dec. 7, 1999);

     Mahendrakumar Patel, et al. v. Safety Components International, Inc., et al., Case No. 00-CV-0082 (FSH) (D.N.J. Jan. 7, 2000).

     The complaints were filed by alleged shareholders of the company, purportedly on behalf of themselves and others similarly situated, against the company, George D. Papadopoulos, John C. Corey, Robert A. Zummo and Jeffrey J. Kaplan.

     On February 25, 2000, the court consolidated the actions, In re Safety Components International, Inc. Sec. Litig., Civil Action No. 00-0082 (AJL), and established a schedule for further pleadings. On March 21, 2000, plaintiffs filed a consolidated amended class action complaint for violation of the federal securities laws (the "amended complaint"), which dropped John Corey as a defendant, added Francis X. Suozzi as a defendant, and amplified the allegations of the original complaints in numerous respects.

                                                                       EXHIBIT A

                REVISED TERM SHEET FOR PROPOSED RESTRUCTURING OF
              SAFETY COMPONENTS INTERNATIONAL, INC. 10 1/8% SENIOR
               SUBORDINATED NOTES DUE 2007 SERIES B (THE "NOTES")


     This revised term sheet, dated April 6, 2000, which supersedes all prior term sheets, is the product of negotiations by and among Safety Components International, Inc. ("SCI") and certain holders of the Notes (the "Noteholders Committee") and is entitled to the protections from use or disclosure afforded by Fed. R. Evid. 408 and any similar applicable rule of evidence. Subject to execution and documentation of a definitive restructuring agreement based on the terms set forth below, SCI, on its own behalf and on behalf of its direct and indirect subsidiaries (collectively, "Safety Components"), and the Noteholders Committee have agreed to the following material terms of a restructuring plan:

A.   UNSECURED CLAIMS AGAINST SAFETY COMPONENTS

          The Notes: Outstanding debt owed to holders of the Notes , inclusive of accrued and unpaid interest as of the date of the commencement of the chapter 11 cases, to be converted to 96.8% of fully diluted pro forma common stock ("Common Stock") of the restructured SCI, "New Safety Co.", outstanding on the effective date of a plan of reorganization (the "Effective Date").

          Other Unsecured Claims: Safety Components intends that claims of other unsecured creditors of Safety Components will be (a) paid in full on the Effective Date, (b) otherwise rendered unimpaired under the plan of reorganization or (c) accorded such other treatment as Safety Components and the Noteholders Committee agree. Promptly after the filing of chapter 11 cases, the Filing Entities (as defined below) shall seek entry of an order fixing the last date for prepetition unsecured creditors of the Filing Entities to file proofs of claim. Safety Components shall represent to the Noteholders that the total liabilities of Safety Components, other than the liabilities (fixed or contingent) which (a) were disclosed in the particular 10-Q report dated as of December 25, 1999 and the particular 10-K report dated as of June 25, 1999, both of which were filed with the Securities and Exchange Commission, and (b) are listed on Exhibit 1 to this Term Sheet, does not exceed $5 million (the "Liability Representation"). The obligations of the Noteholders to proceed with the restructuring shall be conditioned on the Liability Representation being true as of the Effective Date. Safety Components shall give full access to Chanin Capital Partners ("Chanin") and Weil, Gotshal & Manges LLP ("WGM") to allow them to determine the veracity of the Liability Representation.

          Shareholder Litigation Claimants: Claims, if any, of the plaintiffs in the ongoing shareholder suits will share pari passu with existing equity interest holders in the Common Stock of New Safety Co., unless a consensual resolution is achieved whereby such claims are satisfied from proceeds of the D & O insurance policy.

B.   EXISTING EQUITY INTERESTS IN SCI

          Existing equity interests of SCI will be cancelled and holders, other than Robert Zummo, will receive:

     Common Stock 3.2% of fully diluted Common Stock outstanding on the Effective Date, subject to pro-rata dilution by management options.

     Warrants Amount. Warrants to acquire shares of Common Stock in an amount equal to 12% on a fully diluted basis, subject to pro-rata dilution by management options, of the total outstanding Common Stock.

                              Expiration Date: Warrants will expire on the third
                         anniversary of the Petition Date (as defined in the Lockup Agreement).

                              Exercise Conditions. The Warrants will be
                         exercisable at a strike price that assumes a valuation of the Common Stock that would give Noteholders a 100% recovery on their allowed claim (principal and interest) as of the Petition Date on account of the Common Stock they receive on the Effective Date.

C.   SECURED BANK DEBT

          To be refinanced, in part, either upon entry of an Order approving a DIP facility, or on the Effective Date. Refinancing and treatment of Secured Bank Debt shall be on terms acceptable to Safety Components and the Noteholders Committee.

          Prior to the Chapter 11 filings, Safety Components shall have arranged a debtor-in-possession financing facility on terms satisfactory to Noteholders Committee and Safety Components.

D.   BOARD REPRESENTATION

     New Board           Initial composition of board of directors of New Safety
                         Co. and its subsidiaries to be designated by the Noteholders Committee.

E.   MISCELLANEOUS

     Timing Definitive and binding term sheet shall be approved by the boards of directors of Safety Components and a restructuring agreement (the "Lockup Agreement"), acceptable to the Noteholders Committee and Safety Components and to be executed by all parties, including certain insiders and stockholders, by April 7, 2000.

     Filing Entities     Safety Components International, Inc.; Safety
                         Components Fabric Technologies, Inc.; Automotive Safety
                         Components International, Inc.; ASCI Holdings Germany
                         (DE) Inc.; ASCI Holdings UK (DE) Inc.; ASCI Holdings
                         Mexico (DE) Inc.; and ASCI Holdings Czech (DE) Inc.

     Management          Management Incentive/Retention Program - shall be
                         adopted on terms satisfactory to the Noteholders.
                         Anticipated to include incentive options based on reorganization value and performance bonus program in line with comparable companies.

     Robert Zummo        Safety Components will continue to pay only
                         compensation and health/insurance benefits (other than bonuses) provided for in, and according to the terms of, the April 19, 1999 employment contract (the
                         "Employment Agreement") for a period of two years from the Effective Date, payable over twenty-four months, provided, however, that any amount which SCI is entitled to receive from Mr. Zummo as a result of the payment of past compensation to Mr. Zummo by an affiliate of SCI shall reduce the payments to Mr. Zummo under his Employment Agreement. Any reduction referred to in the preceding sentence shall be made ratably over a twenty-four month period commencing on or about March
                         1, 2000; after that twenty-four month period, the amounts payable to Mr. Zummo shall be restored to the original amount due under the Employment Agreement.
                         After the Effective Date, Mr. Zummo will serve as a business consultant to Safety Components. From the Petition Date through the Effective Date, Mr. Zummo's role will be limited to assisting, to the extent requested by the board of directors of SCI, SCI in achieving an orderly transition of the business to the new chief executive officer of New Safety Co. Mr. Zummo will (i) waive the right to receive a distribution on account of all equity securities or interests that he owns in any SCI entity, and such interests shall be cancelled, (ii) release any and all claims that he and any affiliated companies have against SCI, other than claims that are listed on Schedule 13(a) to the Lockup
                         Agreement, (iii) cause a U.K. company of which he is the controlling shareholder, Valentec International
                         Limited ("VIL"), to grant SCI a first-priority, security interest in an account receivable owing by the Saudi Arabian government to VIL in the amount of $564,000 (the "Saudi Receivable"). Upon payment to SCI of the Saudi Receivable, SCI will release VIL from all further obligations related to its $1.2 million debt to SCI. If the Saudi
                         Receivable is not paid to SCI on or before July 1, 2001, SCI shall reduce any payments due Mr. Zummo under the Employment Agreement by the full amount of the Saudi Receivable. Mr. Zummo shall continue to abide by all of the terms of non-competition agreement set forth in section 9 of the Employment Agreement, except that notwithstanding section 9.4 of the Employment
                         Agreement, Mr. Zummo's obligation not to compete shall terminate on the second anniversary of the Effective
                         Date. Mr. Zummo will agree to vote in favor of the Plan.

     Documentation       Form and substance of all agreements to be acceptable
                         to the Noteholders Committee and Safety Components.

     Professional Fees   Safety Components shall pay the reasonable fees and
                         expenses of professional advisors to the Noteholders
                         Committee, subject to the execution of the Lock-Up
                         Agreement. Any payment shall be in accordance with the current letter agreements by and among the respective professionals, the Noteholders Committee, and Safety
                         Components.

     Releases Execution of mutual releases by all parties (including Mr. Zummo and Noteholders) on the Effective Date in form and substance substantially similar to the draft release annexed to this Term Sheet as Exhibit 2. Third-party releases subject to Bankruptcy Court approval.

     Access Open access for Chanin and WGM to (i) books and records of Safety Components, and (ii) officers and directors of Safety Components.

                         Exhibit 1 to Revised Term Sheet

-------------------------------------------------------------------------------------------------------------------------
Company                           Plaintiff/Claimants                     Amounts claimed            Liability range
-------------------------------------------------------------------------------------------------------------------------
Valentec-California               J&R Coating Specialists (Lawsuit)       $310,000                   $100,000-$150,000
-------------------------------------------------------------------------------------------------------------------------
Valentec-California               Larry Pancini (Lawsuit)                 $10,000,000                $0-$100,000

                                  (Former sales agent asserting
                                  claim for lost earnings potential
                                  on a terminated sales agency
                                  contract)
-------------------------------------------------------------------------------------------------------------------------
SCI                               Banc Of America, Securities             $855,000                   $0-$855,000

                                  (Former Company Financial
                                  Consultant asserting claim for
                                  "success" fees earned re debt
                                  restructuring)
-------------------------------------------------------------------------------------------------------------------------
SCI                               Maxima Group                            $215,000                   $0

                                  (Consultant claiming fees for
                                  services based on an "oral"
                                  agreement with the Company's
                                  Chairman and CEO)
-------------------------------------------------------------------------------------------------------------------------
SCI and all its subsidiaries      Various trade and services entities     Unknown/missed             $750,000-$3,895,000

                                                                          Accruals/claims, etc.
-------------------------------------------------------------------------------------------------------------------------
                                                                          TOTAL                      $850,000-$5,000,000
-------------------------------------------------------------------------------------------------------------------------

                         Exhibit 2 to Revised Term Sheet

                                 MUTUAL RELEASE

     THIS MUTUAL RELEASE is entered into as of this _____ day of ________, 2000, by and among (i) Safety Components International, Inc., a Delaware Corporation, individually and collectively with its direct and indirect subsidiaries and affiliates ("Safety Components"), (ii) the authorized representative of each of the holders or investment managers or advisors for certain discretionary accounts that are holders or beneficial owners of SCI's 10 1/8 % Senior Subordinated Notes due 2007, Series B issued under that certain indenture dated as of July 24, 1997, between SCI, several SCI direct and indirect subsidiaries, and The Bank of New York as Trustee (the "Noteholders"), and (iii) Robert A. Zummo ("Zummo").

                                R E C I T A L S:

     A. The parties have reached a settlement of certain claims and controversies between them pursuant to the terms of the Restructuring Agreement dated as of April 7, 2000 (the "Restructuring Agreement") and of the Revised Term Sheet for Proposed Restructuring of SCI (the "Term Sheet").

     B. Pursuant to the Restructuring Agreement and Term Sheet, the parties are to execute the Mutual Release.

     C. This Mutual Release shall be effective upon and subject to the occurrence of the effective date of the Plan (as defined in the Restructuring Agreement).

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises, the mutual agreements and releases hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, and effective upon and subject to the occurrence of the effective date of the Plan, as follows:

     1. Definition of Claims. The term "Claims" as used in this Mutual Release means any and all claims, demands, losses, debts, costs, expenses, liabilities, obligations, deficiencies, contracts, agreements, demands, accounts, defenses, suits, judgments, actions, causes of action, damages of every kind and nature whatsoever, and other claims for relief of whatever kind or nature, whether known or unknown, suspected or unsuspected, matured or unmatured, at law or at equity, which any releasing party or parties may have, or have had, or which may hereafter accrue against any party being released, for or by reason of any matter, cause or thing whatsoever, and any and all acts, conduct, transactions, events and occurrences of the parties related thereto which originated in whole or in part on or before the date that the Release is executed by the parties, but excluding the claims expressly reserved in this Mutual Release, the Restructuring Agreement or the Term Sheet. The term "Claims" shall not, however, include intentional acts which result in the conviction of a felony and claims based upon breaches of representations, warranties and obligations under the Restructuring Agreement.

     2. Release of SCI. The Noteholders and Zummo for themselves and their successors and assigns, fully, unconditionally and without reserve, hereby remise, release, acquit and forever discharge SCI, and its officers, directors, attorneys, agents and employees from any and all Claims which they may hold against SCI other than the claims of Zummo that are listed in Schedule 13(a) to the Restructuring Agreement and other obligations provided in the Restructuring Agreement and Term Sheet.

     3. Release of Noteholders. SCI and Zummo for themselves and their successors and assigns, fully, unconditionally, and without reserve, hereby remise, release, acquit and forever discharge the Noteholders and their agents, attorneys, and employees, from any and all Claims which they may hold against the Noteholders other than as provided in the Restructuring Agreement and Term Sheet.

     4. Release of Zummo. SCI and the Noteholders for themselves and their successors and assigns, fully, unconditionally, and without reserve, hereby remise, release, acquit and forever discharge Zummo and his agents, attorneys, and employees, heirs, successors and assigns from any and all Claims which they may have against him except those obligations undertaken by Mr. Zummo in connection with the Restructuring Agreement and Term Sheet.

     5. Agreements. The parties hereto understand and agree (a) that the consideration for this Release Agreement is contractual and not a mere recital,
(b) that neither this Mutual Release, nor any part hereof, shall be used or construed as an admission of liability on the part of any party, (c) that neither this Mutual Release, nor any part hereby, shall be used as evidence by or against any party hereto for any purpose, (d) that each party hereto has had the opportunity to engage counsel to review this Mutual Release and advise such party with respect thereto, and (e) that this Mutual Release and the releases and agreements contained herein are binding upon, and inure to the benefit of, the parties hereto, their respective heirs, successors and assigns, and all parties and entities claiming by or through such parties.

     6. Ownership of Claims. Each party hereto warrants and represents that it is currently the owner of all Claims it has released hereby, and that the same have not been assigned, pledged, or made subject to any contract to or with any other person or entity.

     7. Voiding of Releases. If the releases granted by any party pursuant to
Section 2, Section 3 or Section 4 above are voided in any legal or equitable proceeding after the date that this Mutual Release is executed by the parties, all releases granted to such party pursuant to Section 2, Section 3 or Section 4 above shall thereupon immediately be deemed to be ineffective and void.

     8. Miscellaneous.

     (a) No Other Release. Except as set forth in Section 3, nothing contained herein shall release any party's rights or obligations with respect to any person or party who is not specifically named herein.

     (b) Entire Agreement. This Mutual Release constitutes the entire understanding and agreement between the parties with respect to the matters set forth herein and can be amended, supplemented or changed only by written instrument signed by all of the parties hereto.

     (c) Governing Law. This Mutual Release shall be governed by and construed in accordance with the laws of the State of _______.

     (d) Counterparts. This Mutual Release may be executed in any number of counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Mutual Release to be duly executed as of the date first written above.


DATED:  _________ __, 2000           SAFETY COMPONENTS INTERNATIONAL, INC., on
                                     behalf of itself and each of its affiliates and subsidiaries


                                     BY:  ___________________________________


                                     TITLE: _________________________________




DATED:  _________ __, 2000           SUN AMERICA INVESTMENTS, SUN AMERICA
                                     INVESTMENTS on behalf of the following
                                     holders of Notes:


                                        SunAmerica Inc.;

                                        Anchor National Life Insurance Company;

                                        SunAmerica Life Insurance Company;

                                        First SunAmerica Life Insurance Company:


                                     BY: _______________________________________


                                     TITLE: ____________________________________

DATED:  _________ __, 2000           AIG on behalf of the following holders of
                                     Notes:



                                        America Home Assurance Company;

                                        Commerce and Industry Insurance Company;

                                        and

                                        National Union Fire Insurance Company of
                                          Louisiana:




                                     BY: _______________________________________


                                     TITLE: ____________________________________

DATED:  _________ __, 2000           WAYLAND INVESTMENT FUND, LLC


                                     By: CSFC Wayland Advisors, Inc.,
                                           its Manager



                                     BY: _______________________________________



                                     TITLE: ____________________________________




DATED:  _________ __, 2000           Putnam Fiduciary Trust Company on behalf of
                                     the following holder of Notes: Putnam High
                                     Yield Managed Trust



                                     BY: _______________________________________



                                     TITLE: ____________________________________

DATED:  _________ __, 2000           The Putnam Advisory Company, Inc. on behalf
                                     of the following holders of Notes:



                                     Strategic Global Fund-High Yield Fixed
                                          Income (Putnam) Fund; and

                                     Putnam CBO II, Limited:





                                     BY: _______________________________________



                                     TITLE: ____________________________________



DATED:  _________ __, 2000           Putnam Investment Management, Inc. on
                                     behalf of the following holders of Notes:


                                          Putnam High Yield Trust;

                                          Putnam High Yield Advantage Trust;

                                          Putnam Variable Trust-Putnam VT Income
                                               Fund;

                                          Putnam Variable Trust-Putnam VT Global
                                             Asset Allocation Fund;

                                          Putnam Master Income Trust;

                                          Putnam Premier Income Trust;

                                          Putnam Master Intermediate Income
                                             Trust;

                                          Putnam Diversified Income Trust;

                                          Putnam Asset Allocation Funds-Growth
                                             Portfolio;

                                          Putnam Asset Allocation Funds-
                                             Conservative Portfolio;

                                          Putnam Funds Trust-Putnam High Yield
                                             Trust II;

                                          Travelers Series Fund Inc.-Putnam
                                             Diversified Income Portfolio; and

                                          Lincoln National Global Asset
                                             Allocation    Fund, Inc.:





                                     BY: _______________________________________



                                     TITLE: ____________________________________



DATED:  _________ __, 2000           ROBERT A. ZUMMO



                                     ------------------------------------

STATE OF ________            }

                             }

COUNTY OF _________          }



     Before me, the undersigned authority, on this day personally appeared _________, the _____________ of Safety Components International, Inc., known to me to be the person whose name is subscribed to the foregoing Mutual Release and acknowledged to me that he executed the same in the capacity of __________ of Safety Components International, Inc., for the purposes and considerations therein expressed.



     Subscribed and sworn to before me this ____ day of _____________, 2000.





My Commission Expires:     __________ __, 20__

          Notary Public in and for the State of ______



------------------------------------------

STATE OF ________            }

                             }

COUNTY OF _________          }



     Before me, the undersigned authority, on this day personally appeared _________, the _____________ of Sun America Investments, known to me to be the person whose name is subscribed to the foregoing Mutual Release and acknowledged to me that he executed the same in the capacity of __________ of Sun America Investments for the purposes and considerations therein expressed.



     Subscribed and sworn to before me this ____ day of _____________, 2000.





My Commission Expires:     __________ __, 20__

          Notary Public in and for the State of ______



------------------------------------------

STATE OF ________            }

                             }

COUNTY OF _________          }



     Before me, the undersigned authority, on this day personally appeared _________, the _____________ of CSFC Wayland Advisors, Inc., the manager of Wayland Investment Fund, LLC known to me to be the person whose name is subscribed to the foregoing Mutual Release and acknowledged to me that he executed the same in the capacity of __________ of CSFC Wayland Advisors, Inc. for the purposes and considerations therein expressed.



     Subscribed and sworn to before me this ____ day of _____________, 2000.





My Commission Expires:     __________ __, 20__

          Notary Public in and for the State of ______



------------------------------------------

STATE OF ________            }

                             }

COUNTY OF _________          }



     Before me, the undersigned authority, on this day personally appeared _________, the _____________ of Putnam Fiduciary Trust Company on behalf of Putnam High Yield Managed Trust, ______________, known to me to be the person whose name is subscribed to the foregoing Mutual Release and acknowledged to me that he executed the same in the capacity of __________ of Putnam Fiduciary Trust Company for the purposes and considerations therein expressed.



     Subscribed and sworn to before me this ____ day of _____________, 2000.





My Commission Expires:     __________ __, 20__

          Notary Public in and for the State of ______



------------------------------------------

STATE OF ________            }

                             }

COUNTY OF _________          }



     Before me, the undersigned authority, on this day personally appeared _________, the _____________ of The Putnam Advisory Company, Inc. on behalf of Strategic Global Fund-High Yield Fixed Income (Putnam) Fund and Putnam CBO II, Limited, known to me to be the person whose name is subscribed to the foregoing Mutual Release and acknowledged to me that he executed the same in the capacity of __________ of The Putnam Advisory Company, Inc. for the purposes and considerations therein expressed.



     Subscribed and sworn to before me this ____ day of _____________, 2000.





My Commission Expires:     __________ __, 20__

          Notary Public in and for the State of ______



------------------------------------------

STATE OF ________            }

                             }

COUNTY OF _________          }


     Before me, the undersigned authority, on this day personally appeared _________, the _____________ of Putnam Investment Management, Inc. on behalf of Putnam High Yield Trust, Putnam High Yield Advantage Trust, Putnam Variable Trust-Putnam VT Income Fund, Putnam Variable Trust-Putnam VT Global Asset Allocation Fund, Putnam Master Income Trust, Putnam Premier Income Trust, Putnam Master Intermediate Income Trust, Putnam Diversified Income Trust, Putnam Asset Allocation Funds-Growth Portfolio, Putnam Asset Allocation Funds-Conservative Portfolio, Putnam Funds Trust-Putnam High Yield Trust II, Travelers Series Fund Inc.-Putnam Diversified Income Portfolio, and Lincoln National Global Asset Allocation Fund, Inc., known to me to be the person whose name is subscribed to the foregoing Mutual Release and acknowledged to me that he executed the same in the capacity of ______________ of Putnam Investment Management, Inc., for the purposes and considerations therein expressed.




     Subscribed and sworn to before me this ____ day of _____________, 2000.





My Commission Expires:     __________ __, 20__

          Notary Public in and for the State of ______



------------------------------------------

STATE OF ________            }

                             }

COUNTY OF _________          }


     Before me, the undersigned authority, on this day personally appeared Robert A. Zummo, known to me to be the person whose name is subscribed to the foregoing Mutual Release and acknowledged to me that he executed the same for the purposes and considerations therein expressed.




     Subscribed and sworn to before me this ____ day of _____________, 2000.





My Commission Expires:     __________ __, 20__

          Notary Public in and for the State of ______



------------------------------------------

                                    EXHIBIT B

                         DEBTOR-IN-POSSESSION FINANCING

                                Credit Agreement

                                    EXHIBIT C

                      SUBORDINATED-IN-POSSESSION FINANCING

                                Credit Agreement